Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form [S-8] (File No. 333‑167099) of UGI Corporation as amended by Post-Effective Amendment No. 1, filed June 30, 2010, of our report dated June 14, 2023, relating to the financial statements, which appears in this annual report on Form 11-K for the year ended December 31, 2023 of the AmeriGas Propane, Inc. Savings Plan

/s/ Baker Tilly US, LLP
Philadelphia, Pennsylvania
June 24, 2024